Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 06, 2022, with respect to the combined carve – out financial statements of OceanPal Inc. Predecessors included in Amendment No.1 to the Registration Statement (Form F-1 No. 333-267867) and related Prospectus of OceanPal Inc. for the registration of Common Shares and 7.0% Series D Cumulative Convertible Perpetual Preferred Stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

November 4, 2022